Exhibit 5.1

    May 7, 2020

Owens & Minor, Inc.

9120 Lockwood Boulevard

Mechanicsville, Virginia 23116

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) by Owens & Minor, Inc., a Virginia corporation (the “Company”), to register (a) common stock, par value $2.00 per share (the “Common Stock”); (b) preferred stock, par value $100.00 per share, of the Company (“Preferred Stock”); (c) depositary shares (“Depositary Shares”); (d) warrants to purchase Common Stock or Preferred Stock or any combination thereof (“Warrants”); (e) stock purchase contracts (“Stock Purchase Contracts”); (f) units (“Units”) consisting of one or more Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts, Subscription Rights or any combination of such securities; (g) subscription rights (“Subscription Rights”) to purchase Common Stock, Preferred Stock or other securities of the Company; and, all of which securities may be issued or sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), relating to the offered securities will have become effective under the Act; (b) a prospectus supplement will have been prepared and filed with the Commission describing the securities offered thereby; (c) all offered securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (d) at the time of the issuance, sale and delivery of each offered security (1) the authorization of such offered security by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such offered security and (2) the issuance, sale and delivery of such offered security, the terms of such offered security and compliance by the Company with the terms of such offered security will not violate any applicable law, any agreement or instrument then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company;(e) a definitive purchase, underwriting, sales agency or similar agreement with respect to the offered securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (f) with respect to any

Owens & Minor, Inc.

May 7, 2020

Units, any Common Stock and Preferred Stock comprising such Units will be authorized, validly issued, fully paid and nonassessable (to the extent applicable). We have also assumed that the Company is and will be a company duly incorporated and validly existing as a Virginia corporation and in good standing under the laws of the State of Virginia.

Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we advise you that:

1. When the Depositary Shares and the applicable deposit agreement and depositary receipt have been authorized by appropriate corporate authorization, the applicable deposit agreement and depositary receipt have been duly executed by the parties thereto, and the Depositary Shares have been executed, authenticated and delivered in accordance with the applicable deposit agreement against payment therefore, the Depositary Shares will be validly issued and the Depositary Shares will constitute binding obligations of the Company in accordance with their terms and the terms of the applicable deposit agreement and depositary receipt.

2. When the Warrants and the related warrant agreement have been duly authorized by appropriate corporate authorization, the related warrant agreement has been duly executed by the parties thereto, and the Warrants have been executed, countersigned, and delivered in accordance with the related warrant agreement against payment therefor, the Warrants will be validly issued and will constitute binding obligations of the Company in accordance with their terms.

3. When the Stock Purchase Contracts and, if applicable, any related pledge or depositary agreement have been duly authorized by appropriate corporate authorization and validly executed and delivered by the parties thereto, the Stock Purchase Contracts and, if applicable, any related pledge or depositary agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When the Units and the related unit agreement have been duly authorized by appropriate corporate authorization and validly executed and delivered by the parties thereto, and the Units have been duly executed and issued in accordance with the related unit agreement, the Unit will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When the Subscription Rights and the related subscription rights agreement have been duly authorized by appropriate corporate authorization and validly executed and delivered by the parties thereto, and the Subscription Rights have been duly executed and issued in accordance with the related subscription rights agreement, the Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Owens & Minor, Inc.

May 7, 2020

Each opinion (an “enforceability opinion”) in this letter that any security is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies; and (v) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. In addition, we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation). “General principles of equity” include, but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. We express no opinion with respect to the enforceability of any provision which purports to waive the benefit of usury laws. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion. We express no opinion in this letter with regard to the creation, perfection, priority, enforceability or enforcement of any security interest or lien.

This opinion does not cover the law of any jurisdiction other than the law of the State of New York. We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states. We undertake no responsibility to update or supplement this opinion in response to changes in law or future events or other circumstances. We have assumed the deposit agreement, depositary receipt, warrant agreement, stock purchase contract, pledge or depositary agreement, subscription rights agreement and unit agreement referenced in the numbered paragraphs above will be governed by the law of the State of New York.

Owens & Minor, Inc.

May 7, 2020

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is rendered solely for your benefit and may not be used, circulated, quoted relied upon or otherwise referred to by any other person for any other purpose without our prior written consent.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion in the Registration Statement in the section “Legal Matters.” In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Act.

Yours very truly,

/s/ KIRKLAND & ELLIS LLP